1 Defined as remaining performance obligation (RPO)
*Non-GAAP Financial Measure

GE Vernova reports first quarter 2025 financial results
Strong 1Q'25 results with continued growth, margin expansion and significant cash generation
First Quarter 2025 Highlights:
•Orders of $10.2B, +8% organically, led by services +16% and Power equipment +43%
•Backlog growth of $4.4B1 sequentially from equipment and services
•29 gigawatts of Gas Power equipment in backlog, with 21 gigawatts of slot reservation agreements not yet in backlog
•Revenue of $8.0B, +11%, +15% organically* with growth in both equipment and services
•Net income of $0.3B, +$0.4B; net income margin of 3.3%, +480 bps
•Adjusted EBITDA* of $0.5B and adjusted EBITDA margin* of 5.7%
•Cash from operating activities of $1.2B, up $1.6B; free cash flow* of $1.0B, up $1.6B
•$8.1B cash balance; $1.3B in capital returned to shareholders
•Reaffirming 2025 guidance, including the estimated impact of tariffs as currently outlined and resulting inflation
CAMBRIDGE, Mass., (April 23, 2025) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling customers to accelerate the energy transition, today reported financial results for the first quarter ending March 31, 2025.
“We delivered strong results in the first quarter and our businesses continued to execute well. We grew our equipment and services backlog, meaningfully improved margins in each segment, and are returning a significant amount of capital to shareholders,” said GE Vernova CEO Scott Strazik. “Our lean culture is enabling us to deliver on accelerating global electricity demand as we prioritize safety, quality, delivery, and cost. We are well-positioned to navigate the current dynamic environment, and we remain focused on creating value for stakeholders and investing in our future. I appreciate our customers’ continued trust in us and our team’s dedication and I’m excited for what’s ahead as we are only at the beginning of the electricity investment supercycle.”
In the first quarter, GE Vernova orders of $10.2 billion increased +8% organically, driven by services growth and equipment growth in Power. Revenue of $8.0 billion was up +11%, +15% organically*, with growth in both equipment and services, and positive price, in all segments. Margins expanded significantly from more profitable volume, price, and productivity, which more than offset investments and inflation. Free cash flow* improved by $1.6 billion year-over-year, driven by higher down payments at Power and better working capital management, including improved linearity.
Power
•Orders of $6.2 billion increased +28% organically from strong demand for Gas Power equipment and +18% services growth. Revenues of $4.4 billion increased +10%, +16% organically*, led by Gas Power. Segment EBITDA margin grew +290 basis points, +70 basis points organically*.
•Signed 7 gigawatts of gas turbine orders, raising our Gas Power equipment backlog to 29 gigawatts; secured another
7 gigawatts of gas turbine slot reservation agreements, with 21 gigawatts now reserved and not yet in backlog.
Wind
•Orders of $0.6 billion decreased (43)% organically, driven by Onshore Wind equipment. Revenues of $1.8 billion increased 13%, +15% organically*, primarily driven by higher Onshore Wind deliveries. Segment EBITDA margin grew +270 basis points, +190 basis points organically*.
•Invested more than $100 million to improve performance of the ~57,000 wind turbine installed base and agreed to a termination of the last remaining Offshore Wind supply agreement, other than two projects in execution.
Electrification
•Orders of $3.4 billion decreased (3)% organically, given a large HVDC order in the first quarter of last year, with continued strong demand for grid equipment. Revenues of $1.9 billion increased +14%, +18% organically*, led by
Grid Solutions. Segment EBITDA margin grew +740 basis points, +680 basis points organically*.
•Strong year-over-year equipment orders growth in North America, +44%, and Asia, +92%; $2 billion in sequential equipment backlog growth.

Company Updates:
In the first quarter of 2025, GE Vernova:
•Experienced three fatalities; remains committed to achieving and sustaining fatality-free operations.
•Repurchased approximately 4 million shares for $1.2 billion in the first quarter and approximately 1 million shares for
$0.3 billion from April 1 to April 17, 2025, at a total year-to-date average price of $299.
•Paid its first $0.25 per share quarterly dividend; on April 8, declared a $0.25 per share second quarter dividend, payable on May 16, 2025 to stockholders of record as of April 18, 2025.
•On March 12, 2025, Fitch Ratings issued a revised GE Vernova outlook for its investment grade credit rating of BBB, moving it from Stable to Positive.
•Monetized just under 2% ownership stake in China XD Electric Co Ltd., resulting in approximately $0.1 billion of pre-
tax proceeds.
•Completed the acquisition of the gas turbine combustion parts business from Woodward, Inc., strengthening the
Power segment’s U.S. supply chain.
•Invested $0.2 billion in capital expenditures, including initiatives to expand capacity in Power and Electrification, as part of its commitment to invest $4 billion in capex through 2028; announced plans to invest almost $0.6 billion in U.S.
factories and facilities over the next two years.
•Funded $0.2 billion in research and development (R&D) spending, to advance breakthrough energy transition technologies, as part of its commitment to invest $5 billion in R&D through 2028.
"We had a strong start to 2025 as we continue executing our financial strategy, delivering disciplined revenue growth, margin expansion, and significant free cash flow in the first quarter. We generated positive free cash flow in the first quarter, a milestone for the GE Vernova businesses, reflecting strong down payments and working capital management resulting in further improvement in linearity,” said GE Vernova CFO Ken Parks. “We executed on our commitment to return cash to shareholders through our share repurchase actions and inaugural dividend payment, while maintaining a healthy cash balance and solid investment grade balance sheet. We are encouraged by our first quarter results and are reaffirming our 2025 financial guidance.”
2025 Guidance:
GE Vernova is reaffirming its 2025 financial guidance. We expect revenue of $36-$37 billion, high-single digits adjusted
EBITDA margin*, free cash flow* of $2.0-$2.5 billion, and segment guidance of:
•Power: Mid-single digit organic revenue* growth and 13%-14% segment EBITDA margin.
•Wind: Organic revenue* down mid-single digits and $200-$400 million of segment EBITDA losses.
•Electrification: Mid-to-high-teens organic revenue* growth and 11%-13% segment EBITDA margin.
The guidance includes the impact of tariffs as currently outlined and resulting inflation, which is estimated to be approximately $300-$400 million, net of mitigating actions.
Total Company Results

	Three months ended March 31
(Dollars in millions, except per share)	2025	2024	Year-on- Year
GAAP Metrics
Total revenues	$8,032	$7,260	11%
Net income (loss)	$264	$(106)	$370
Net income (loss) margin	3.3%	(1.5)%	480 bps
Diluted EPS(a)	$0.91	$(0.47)	F
Cash from (used for) operating activities	$1,161	$(444)	$1,605
Non-GAAP Metrics
Organic revenues	$8,161	$7,077	15%
Adjusted EBITDA	$457	$189	$268
Adjusted EBITDA margin	5.7%	2.6%	310 bps
Adjusted organic EBITDA margin	5.4%	3.7%	170 bps
Free cash flow	$975	$(661)	$1,636
(a) The computation of earnings (loss) per share for all periods through April 1, 2024 was calculated using 274 million common shares that were issued upon our separation from General Electric Company (GE) and excludes Net loss (income) attributable to noncontrolling interests. For periods prior to April 1, 2024, the Company participated in various GE stock-based compensation plans, and there were no dilutive equity instruments as there were no equity awards of GE Vernova outstanding.
*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Power

	Three months ended March 31
(Dollars in millions)	2025	2024	Year-on-Year
Orders	$6,247	$5,029	24%
Revenues	$4,423	$4,035	10%
Cost of revenues(a)	$3,369	$3,136
Selling, general, and administrative expenses(a)	$454	$516
Research and development expenses(a)	$104	$80
Other segment (income)/expenses(b)	$(13)	$(42)
Segment EBITDA	$508	$345	$163
Segment EBITDA margin	11.5%	8.6%	290 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
First Quarter 2025 Performance:
Orders of $6.2 billion increased +28% organically, led by Gas Power equipment with 29 heavy-duty units, including 8 HA units, and services. Services orders increased +18% organically, primarily driven by Gas Power and Steam Power.
Revenues of $4.4 billion increased +10%, +16% organically*, led by HA deliveries and services growth. Segment EBITDA was $0.5 billion and segment EBITDA margin was 11.5%, up +290 basis points, +70 basis points organically*, with productivity, price, and volume more than offsetting inflation and additional expenses to support investments in Nuclear
Power and Gas Power.
Wind

	Three months ended March 31
(Dollars in millions)	2025	2024	Year-on-Year
Orders	$640	$1,150	(44)%
Revenues	$1,850	$1,639	13%
Cost of revenues(a)	$1,840	$1,610
Selling, general, and administrative expenses(a)	$134	$147
Research and development expenses(a)	$33	$62
Other segment (income)/expenses(b)	$(11)	$(7)
Segment EBITDA	$(146)	$(173)	$27
Segment EBITDA margin	(7.9)%	(10.6)%	270 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
First Quarter 2025 Performance:
Orders of $0.6 billion decreased (43)% organically, driven by lower Onshore Wind equipment in the U.S. Revenues of
$1.8 billion increased +13%, +15% organically*, driven by higher Onshore Wind equipment deliveries and price, partially offset by Offshore Wind. Segment EBITDA was $(0.1) billion and segment EBITDA margin was (7.9)%, up +270 basis points, +190 basis points organically*, with improved losses from more profitable Onshore Wind equipment. This improvement offset increased Onshore Wind costs due to investments to improve fleet performance and increased
Offshore Wind losses from a one-time termination of a supply agreement.
*Non-GAAP Financial Measure

Electrification

	Three months ended March 31
(Dollars in millions)	2025	2024	Year-on-Year
Orders	$3,393	$3,571	(5)%
Revenues	$1,879	$1,651	14%
Cost of revenues(a)	$1,283	$1,195
Selling, general, and administrative expenses(a)	$344	$330
Research and development expenses(a)	$87	$87
Other segment (income)/expenses(b)	$(49)	$(27)
Segment EBITDA	$214	$66	$148
Segment EBITDA margin	11.4%	4.0%	740 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
First Quarter 2025 Performance:
Orders of $3.4 billion decreased (3)% organically, due to a large HVDC order in the first quarter of 2024. Strong demand continued for grid equipment, particularly in North America and Asia. Revenues of $1.9 billion grew +14%, +18%
organically*, with growth across all businesses, primarily at Grid Solutions due to growth in switchgear and transformer volume. Segment EBITDA was $0.2 billion and segment EBITDA margin was 11.4%, up +740 basis points, +680 basis points organically*, due to volume, productivity, and price.
*Non-GAAP Financial Measure

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable U.S. GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S. dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.
We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue(a)			Segment EBITDA			Segment EBITDA margin
Three months ended March 31	2025	2024	V%	2025	2024	V%	2025	2024	V bps
Power (GAAP)	$4,423	$4,035	10%	$508	$345	47%	11.5%	8.6%	290bps
Less: Acquisitions	—	—		1	—
Less: Business dispositions	—	182		—	(20)
Less: Foreign currency effect	(27)	2		15	(36)
Power organic (Non-GAAP)	$4,449	$3,851	16%	$493	$401	23%	11.1%	10.4%	70bps

Wind (GAAP)	$1,850	$1,639	13%	$(146)	$(173)	16%	(7.9)%	(10.6)%	270bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(36)	(7)		2	(14)
Wind organic (Non-GAAP)	$1,886	$1,646	15%	$(148)	$(159)	7%	(7.8)%	(9.7)%	190bps

Electrification (GAAP)	$1,879	$1,651	14%	$214	$66	F	11.4%	4.0%	740bps
Less: Acquisitions	1	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(66)	6		(2)	(7)
Electrification organic (Non-GAAP)	$1,945	$1,645	18%	$217	$73	F	11.2%	4.4%	680bps
(a) Includes intersegment sales of $126 million and $78 million for the three months ended March 31, 2025 and 2024, respectively.

	Three months ended March 31
ORGANIC REVENUES (NON-GAAP)	2025	2024	V%
Total revenues (GAAP)	$8,032	$7,260	11%
Less: Acquisitions	1	—
Less: Business dispositions	—	182
Less: Foreign currency effect	(129)	1
Organic revenues (Non-GAAP)	$8,161	$7,077	15%

	Three months ended March 31
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2025	2024	V%
Total equipment revenues (GAAP)	$4,197	$3,617	16%
Less: Acquisitions	—	—
Less: Business dispositions	—	105
Less: Foreign currency effect	(99)	1
Equipment organic revenues (Non-GAAP)	$4,296	$3,512	22%

Total services revenues (GAAP)	$3,835	$3,642	5%
Less: Acquisitions	1	—
Less: Business dispositions	—	77
Less: Foreign currency effect	(31)	—
Services organic revenues (Non-GAAP)	$3,865	$3,565	8%
We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.
We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However,
Adjusted EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.
*Non-GAAP Financial Measure

	Three months ended March 31
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON-GAAP)	2025	2024	V%
Net income (loss) (GAAP)	$264	$(106)	F
Add: Restructuring and other charges	67	148
Add: (Gains) losses on purchases and sales of business interests	(19)	5
Add: Separation costs (benefits)(a)	45	—
Add: Non-operating benefit income	(115)	(134)
Add: Depreciation and amortization(b)	203	209
Add: Interest and other financial (income) charges – net(c)(d)	(55)	4
Add: Provision (benefit) for income taxes(d)	67	64
Adjusted EBITDA (Non-GAAP)	$457	$189	F

Net income (loss) margin (GAAP)	3.3%	(1.5)%	480bps
Adjusted EBITDA margin (Non-GAAP)	5.7%	2.6%	310bps

(a) Costs incurred in the Spin-Off and separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs.
(b) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense) - net.
(c) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(d) Excludes interest expense of zero and $10 million and benefit (provision) for income taxes of $(2) million and $54 million for the three months ended March 31, 2025 and 2024, respectively, related to our Financial Services business which, because of the nature of its investments, is measured on an after-tax basis.

	Three months ended March 31
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2025	2024	V%
Adjusted EBITDA (Non-GAAP)	$457	$189	F
Less: Acquisitions	—	—
Less: Business dispositions	—	(20)
Less: Foreign currency effect	18	(52)
Adjusted organic EBITDA (Non-GAAP)	$439	$261	68%

Adjusted EBITDA margin (Non-GAAP)	5.7%	2.6%	310bps
Adjusted organic EBITDA margin (Non-GAAP)	5.4%	3.7%	170bps
We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations;
however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended March 31
FREE CASH FLOW (NON-GAAP)	2025	2024	V%
Cash from (used for) operating activities (GAAP)	$1,161	$(444)	F
Add: Gross additions to property, plant and equipment and internal-use software	(186)	(217)
Free cash flow (Non-GAAP)	$975	$(661)	F
2025 GUIDANCE: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding
GAAP financial measure for free cash flow* in the 2025 guidance without unreasonable effort due to the uncertainty of timing for capital expenditures.
*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as
“believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “guidance”, “will”, “may,” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about the benefits we expect from our lean operating model; our expectations regarding the energy transition; the demand for our products and services; our ability to navigate the current dynamic environment; the estimated impact of tariffs; our expectations of future increased business, revenues, and operating results; our ability to innovate and anticipate and address customer demands; our ability to increase production capacity, efficiencies, and quality; our underwriting and risk management;
current and future customer orders and projects; our actual and planned investments; our expected cash generation and management; our capital allocation framework, including share repurchases and dividends; operational safety; our restructuring programs and strategies to reduce operational costs; and our credit ratings.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include the following:
•Our ability to successfully execute our lean operating model;
•Our ability to innovate and successfully identify and meet customer demands and needs;
•Our ability to successfully compete;
•Significant disruptions in our supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business;
•Significant disruptions to our manufacturing and production facilities and distribution networks;
•Changes in government policies and priorities that reduce funding and demand for energy equipment and services;
•Shifts in demand, market expectations, and other dynamics related to energy, electrification, decarbonization, and sustainability;
•Global economic trends, competition, and geopolitical risks, including conflicts, trade policies, and other constraints on economic activity;
•Product quality issues or product or safety failures related to our complex and specialized products, solutions, and services;
•Our ability to obtain required permits, licenses, and registrations;
•Our ability to attract and retain highly qualified personnel;
•Our ability to develop, deploy, and protect our intellectual property rights;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•Our ability to successfully identify, complete, integrate, and obtain benefits from any acquisitions, joint ventures, and other investments;
•The price, availability, and trading volumes of our common stock;
•Downgrades of our credit ratings or ratings outlooks;
•The amount and timing of our cash flows and earnings;
•Our ability to meet our sustainability goals;
•The impact from cybersecurity or data security incidents;
•Changes in law, regulation, or policy that may affect our businesses and projects, or impose additional costs;
•Natural disasters, weather conditions and events, public health events, or other emergencies;
•Tax law and policy changes;
•Adverse outcomes in legal, regulatory, and administrative proceedings, actions, and disputes; and
•Other changes in macroeconomic and market conditions and volatility.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of
Operation" sections included therein, as may be updated from time to time in our SEC filings and as posted on our website at www.gevernova.com/investors/fls. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.
Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE
Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE
Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.
Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and Filings.
Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors.
An archived version of the webcast will be available on the website after the call.
About GE Vernova
GE Vernova Inc. (NYSE: GEV) is a purpose-built global energy company that includes Power, Wind, and Electrification segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts,
U.S., with approximately 75,000 employees across approximately 100 countries around the world. Supported by the
Company’s purpose, The Energy to Change the World, GE Vernova technology helps deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@gevernova.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@gevernova.com
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